EXHIBIT 99.8

CONSENT OF NEEDHAM & COMPANY, INC.

We hereby consent to the inclusion in the Registration Statement of Zhone Technologies, Inc. on Form S-4 and in the joint proxy statement / prospectus of Zhone Technologies, Inc. and Sorrento Networks Corporation, which is part of the Registration Statement, of our opinion dated April 21, 2004 to the Board of Directors of Sorrento Networks Corporation attached as Annex E to such joint proxy statement / prospectus, and to the references to our opinion and our name under the captions “Summary-Opinion of Needham & Company, Inc. to Sorrento,” “The Merger-Background of the Merger,” “The Merger-Reasons for the Merger-Sorrento,” and “The Merger-Opinion of Needham & Company, Inc. to Sorrento.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/    NEEDHAM & COMPANY, INC.

May 5, 2004